Exhibit 99.1

Mach One Announces Appointment of Chief Financial Officer

BELGIUM, Wis., March 10, 2009 /PRNewswire-FirstCall via COMTEX/ — Mach One Corporation (Pink Sheets: MNCN), announced today that its Board of Directors has appointed Patrick G. Sheridan to serve as the company’s Chief Financial Officer, effective March 4, 2009.

Monte Tobin, CEO of Mach One Corporation said, “Pat brings a strong background in finance to Mach One. I am confident that his business and financial expertise will be great assets to Mach One as we continue to implement our strategic plan.”

Mr. Sheridan most recently served as a consultant to public companies in a variety of financial positions, including restructuring, acquisitions, financing and SEC reporting. Previously he was President and CFO of Leisure Product Solutions, a product development consulting firm. As a Manager at Coopers & Lybrand in Minneapolis he was an auditor and consultant to healthcare and small cap public companies. Pat is a CPA, received his BBA in Accounting from University of North Florida and served as a Hospital Corpsman in the U.S. Navy.

About Mach One Corporation:

Mach One Corporation (www.machonecorp.com) is a global wellness company that provides biotechnology based solutions to help address one of the world’s most pressing and costly needs — positive, long-term health and longevity benefits for humans and disease-threatened animals of commercial operations. While animal wellness, organic and sustainable products are our initial primary focus, we intend in the near future to add Nutraceuticals to our growing list of operating groups. As an ongoing objective we intend to be agile and swift in spotting business opportunities and respective businesses to expand our vision for positive contribution to global wellness.

Cautionary Statement: This news release may include certain “Forward-looking statements” within the meaning of Section 21E of the United States Securities Exchange Act, as amended. All statements, other than statements of historical fact, included in this release are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. This notice expressly qualifies all forward-looking statements in this release.

SOURCE Mach One Corporation

URL: http://www.machonecorp.com
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